Exhibit 99.1

Trevi Therapeutics Announces Pricing of $50 Million Underwritten Offering

New Haven, Conn., December 16, 2024 – Trevi Therapeutics, Inc. (Nasdaq: TRVI), a clinical-stage biopharmaceutical company developing the investigational therapy, Haduvio™ (oral nalbuphine ER) for the treatment of chronic cough in idiopathic pulmonary fibrosis (IPF) and refractory chronic cough (RCC), today announced the pricing of an underwritten offering of 12,500,000 shares of its common stock at a price to investors of $4.00 per share, for total proceeds of $50 million, before deducting underwriting discounts and commissions and expenses payable by Trevi. All of the shares in the offering are being sold by Trevi. The offering is expected to close on December 17, 2024, subject to satisfaction of customary closing conditions.

The financing includes participation from new and existing investors, including Adage Capital Partners LP, Frazier Life Sciences, Logos Capital, MPM BioImpact, Rubric Capital Management LP and Vivo Capital.

Leerink Partners, Stifel and Oppenheimer & Co. are acting as joint book-running managers for the offering. Needham & Company is acting as lead manager for the offering. Jones and B. Riley Securities are acting as co-managers for the offering.

The shares are being offered by Trevi pursuant to a shelf registration statement on Form S-3 (File No. 333-273030), which was filed with the Securities and Exchange Commission (SEC) on June 29, 2023 and declared effective by the SEC on August 15, 2023. This offering is being made only by means of a prospectus supplement and the accompanying prospectus that form a part of the registration statement. The final terms of the offering will be disclosed in a prospectus supplement to be filed with the SEC. When available, copies of the prospectus supplement and the accompanying prospectus may also be obtained from Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com; from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com; or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Trevi Therapeutics, Inc.

Trevi Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing the investigational therapy Haduvio™ (oral nalbuphine extended-release) for the treatment of chronic cough in patients with idiopathic pulmonary fibrosis (IPF) and refractory chronic cough (RCC). Haduvio acts on the cough reflex arc both centrally and peripherally as a kappa agonist and a mu antagonist (KAMA), which are opioid receptors that play a key role in controlling cough hypersensitivity. Nalbuphine is not currently scheduled by the U.S. Drug Enforcement Agency.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the anticipated closing of the underwritten offering and the expected gross proceeds of the offering, among other things, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to market conditions and whether the conditions for the closing of the offering will be satisfied, as well as other risks and uncertainties, as well as other risks and uncertainties set forth in the “Risk Factors” section of Trevi’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC, and in any subsequent filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Investor Contact

Katie Barrett

Trevi Therapeutics, Inc.

203-304-2499

k.barrett@trevitherapeutics.com

Media Contact

Rosalia Scampoli

914-815-1465

rscampoli@marketcompr.com